Exhibit 99.1

Vantage Drilling International Reports Third Quarter Results for 2020

HOUSTON, November 16, 2020 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $169.3 million or $12.91 per diluted share for the three months ended September 30, 2020, based on the weighted average shares outstanding after the conversion of our convertible notes in December 2019, as compared to a net loss attributable to controlling interest of $25.7 million or $5.14 per diluted share for the three months ended September 30, 2019.

The three months ended September 30, 2020 included a non-cash loss on impairment charge of $128.9 million on the carrying amount of our longer-term warm stacked drillship, the Titanium Explorer.

As of September 30, 2020, Vantage had approximately $179.2 million in cash, including $13.5 million of restricted cash, compared to $188.4 million in cash, including $13.1 million of restricted cash, as of June 30, 2020, and $242.9 million in cash, including $11.0 million of restricted cash at December 31, 2019.

Ihab Toma, CEO, commented. “I continue to be very proud of the Company’s performance during these challenging times.  While the COVID-19 pandemic and the related global economic crisis continue to weigh on activity in the industry, I am pleased that we have been successful in adding backlog, namely on the Emerald Driller and the Soehanah. Our focus remains on operating safely and efficiently, delivering excellence for our esteemed clients, managing costs and conserving cash.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.  Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

     Douglas E. Stewart

     Chief Financial Officer and General Counsel

     Vantage Drilling International

     C/O Vantage Energy Services, Inc.

     777 Post Oak Blvd., Suite 800

     Houston, Texas 77056

     (281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
Contract drilling services	$18,069	$35,830	$95,539	$101,575
Contract termination revenue	—	—	—	594,029
Reimbursables and other	2,142	4,814	12,903	15,978
Total revenue	20,211	40,644	108,442	711,582
Operating costs and expenses
Operating costs	27,231	37,915	113,890	114,538
General and administrative	3,829	6,644	15,715	86,014
Depreciation	18,230	18,459	54,647	55,491
Loss on impairment	128,876	—	128,876	—
Total operating costs and expenses	178,166	63,018	313,128	256,043
(Loss) income from operations	(157,955)	(22,374)	(204,686)	455,539
Other income (expense)
Interest income	41	4,245	853	113,614
Interest expense and other financing charges	(8,510)	(10,465)	(25,531)	(36,715)
Other, net	(46)	97	2,321	221
Total other (expense) income	(8,515)	(6,123)	(22,357)	77,120
(Loss) income before income taxes	(166,470)	(28,497)	(227,043)	532,659
Income tax provision (benefit)	2,855	(2,749)	4,752	15,852
Net (loss) income	(169,325)	(25,748)	(231,795)	516,807
Net income (loss) attributable to noncontrolling interests	2	(28)	16	(312)
Net (loss) income attributable to shareholders	$(169,327)	$(25,720)	$(231,811)	$517,119
(Loss) earnings per share
Basic	$(12.91)	$(5.14)	$(17.68)	$102.47
Diluted	$(12.91)	$(5.14)	$(17.68)	$102.14

Weighted average ordinary shares outstanding
Basic	13,115	5,000	13,115	5,047
Diluted	13,115	5,000	13,115	5,063

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating costs and expenses
Jackups	$11,820	$14,910	$48,962	$46,763
Deepwater	11,958	18,103	50,828	50,409
Operations support	2,177	3,014	7,631	9,474
Reimbursables	1,276	1,888	6,469	7,892
	$27,231	$37,915	$113,890	$114,538

Utilization
Jackups	40.0%	98.4%	62.2%	96.8%
Deepwater	28.2%	41.3%	45.1%	41.0%

Vantage Drilling International
Consolidated Balance Sheet
(In thousands, except share and par value information)
(Unaudited)

	September 30, 2020	December 31, 2019

ASSETS
Current assets
Cash and cash equivalents	$165,736	$231,947
Restricted cash	8,952	2,511
Trade receivables, net	39,110	46,504
Inventory	51,311	48,368
Prepaid expenses and other current assets	15,491	16,507
Total current assets	280,600	345,837
Property and equipment
Property and equipment	803,405	1,002,968
Accumulated depreciation	(264,240)	(281,842)
Property and equipment, net	539,165	721,126
Operating lease ROU assets	4,463	6,706
Other assets	11,161	17,068
Total assets	$835,389	$1,090,737

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$26,587	$49,599
Other current liabilities	28,324	26,936
Total current liabilities	54,911	76,535
Long–term debt, net of discount and financing costs of $5,191 and $6,421, respectively	344,809	343,579
Other long-term liabilities	15,219	17,532
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, respectively	13	13
Additional paid-in capital	633,924	634,770
Accumulated (deficit) earnings	(214,747)	17,064
Controlling interest shareholders' equity	419,190	651,847
Noncontrolling interests	1,260	1,244
Total equity	420,450	653,091
Total liabilities and shareholders' equity	$835,389	$1,090,737

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(231,795)	$516,807
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation expense	54,647	55,491
Amortization of debt financing costs	1,229	1,217
Amortization of debt discount	—	5,354
Amortization of contract value	—	1,643
PIK interest on the Convertible Notes	—	5,779
Share-based compensation expense	1,358	1,053
Deferred income tax (benefit) expense	(36)	59
Loss on disposal of assets	52	109
Gain on settlement of restructuring agreement	(2,278)	—
Loss on impairment	128,876	—
Changes in operating assets and liabilities:
Trade receivables, net	7,394	(8,036)
Inventory	(1,924)	(1,688)
Prepaid expenses and other current assets	483	(2,046)
Other assets	4,250	3,214
Accounts payable	(20,734)	2,320
Other current liabilities and other long-term liabilities	(2,598)	11,011
Net cash (used in) provided by operating activities	(61,076)	592,287
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(2,634)	(7,229)
Net cash used in investing activities	(2,634)	(7,229)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from holders of noncontrolling interests	—	1,181
Debt issuance costs	—	(487)
Net cash provided by financing activities	—	694
Net (decrease) increase in unrestricted and restricted cash and cash equivalents	(63,710)	585,752
Unrestricted and restricted cash and cash equivalents—beginning of period	242,944	239,387
Unrestricted and restricted cash and cash equivalents—end of period	$179,234	$825,139